[SUPPORT.COM LOGO OMITTED]

FOR IMMEDIATE RELEASE

EDITORIAL CONTACTS:                          INVESTOR RELATIONS CONTACT:
Mary Demyan                                  Sonali Sen
Support.com                                  Support.com
650-556-8531                                 650-556-8939
mary@support.com                             sonali.sen@support.com

Rita Manachi
Text 100 Corporation
415-836-5990
support@text100.com

           SUPPORT.COM APPOINTS RADHA R. BASU AS CHAIRMAN OF THE BOARD

    -- INTEL EXECUTIVE AND ENTERPRISE SOFTWARE VETERAN APPOINTED TO BOARD --

REDWOOD CITY, CA, JANUARY 16, 2001 - Support.com, Inc. (Nasdaq: SPRT), the leading provider of support infrastructure software for digital businesses, today announced the appointment of Radha R. Basu as chairman of the Board of Directors.

Ms. Basu replaces Mark Pincus, an initial founder of the Company and former CEO who has stepped down to return to his passion of creating new companies and providing new venture guidance. With this appointment, Ms. Basu now serves as chairman, president and CEO of Support.com.

"Mark has been an integral member of the Support team and has been instrumental in our Company's earlier successes," stated Radha Basu. "On behalf of the Board of Directors and all employees, I would like to thank Mark for his vision and guidance over the past three years and wish him well in his new endeavors."

"Support.com's results for 2000, which have far exceeded my expectations even from last January, are a reflection of the successful transition from myself to Radha as a key driver of the strategy and vision of the company. I look forward to going back to a full-time focus on new ventures," stated Mark Pincus.

The Company also announced today that Matthew Cowan of Bowman Capital, one of the early investors in Support and a Director since June 1999 has resigned from the Board.

The Company today reported that its Board of Directors has appointed Claude M. Leglise, vice president of Intel (Nasdaq: INTC), and Christopher W. Lochhead, former chief marketing officer for Scient Technologies (Nasdaq: SCNT), to its Board. With a combination of more than 40 years experience between them, Leglise and Lochhead bring a blend of marketing, sales and channels, customer service and strong general management experience to the Support.com Board of Directors.

                                    - MORE -

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SUPPORT.COM APPOINTS RADHA R. BASU AS CHAIRMAN OF THE BOARD
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Claude Leglise brings more than 19 years of general management and marketing experience at Intel, where he was responsible for many breakthrough products. He introduced Intel's first 32-bit microprocessor, the Intel386(TM). He is currently vice president and general manager of Intel's Home Products Group where he is responsible for driving Intel's Web appliance strategy and expansion efforts. During his tenure at Intel, he created the Worldwide Developer Relations Group, and was responsible for spearheading the company's efforts to establish a strong presence in the software industry.

"As a leading company in the eSupport market, I was attracted to Support.com's solid customer base, pure subscription revenue model and ability to offer improved ROI to leading corporations," said Mr. Leglise. "I look forward to working with the senior management team to focus and drive future development."

Christopher Lochhead brings more than 13 years of experience to the Board. Formerly, chief marketing officer (CMO) at Scient Technologies, Lochhead was responsible for the company's worldwide marketing and branding efforts and was instrumental in the rapid establishment of Scient's brand reputation. In addition, he provided strategic client consultation in the areas of sales, marketing and customer service strategy and technology. Lochhead brings extensive experience with four technology start-ups as well as a keen understanding of enterprise software marketing, sales and consulting. Prior to joining Scient, he held various senior level positions at The Vantive Corporation, a market leader in the front-office automation software market and Always an Adventure International, a respected consulting firm specializing in Customer Asset Management. Lochhead also serves as co-chairman of the eBusiness World Conference and is the founder of the Customer Asset Management strategy.

"The growth possibilities of Support.com represent a wonderful opportunity for both the company and its customers," said Christopher Lochhead. "I am excited to become a part of that mission and to helping advance the business plans laid out by the executive management team."

"Support's ability to attract two senior executives from high profile companies is a testament to the Company's business model and our ability to execute on our strategy of becoming the global eSupport leader," said Radha Basu, chairman, president and CEO of Support.com. "Claude's experience in developing business strategies around embedded technologies and Christopher's worldwide marketing and software expertise provide us with greater resources to leverage and fuel our growth over the long-term."

ABOUT SUPPORT.COM
Support.com (Nasdaq: SPRT) is the leading provider of support infrastructure software essential for digital business. Corporate enterprises and service providers select Support.com because its unique software platform allows businesses to automate and personalize the support they provide to their customers, partners and employees. With the growing reliance on digital processes to drive business operations and growth, we believe companies face a tremendous burden: the fundamental need to better support users, systems and processes. Support.com customers have successfully deployed the Company's infrastructure throughout a range of Intranet and Extranet-based environments. Fortune 1000 companies using Support.com's software include corporate enterprises like GE, Cisco, Delta, Fidelity, and Boeing, plus service providers and OEMs like IBM, Sony and Excite@Home. A recognized technology leader, Support.com has received three patents for its DNA Probe(TM) and SmartIssue(TM) technologies. Support.com's headquarters are in Redwood City, California, with offices in major markets around the world.

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SUPPORT.COM ANNOUNCES THE APPOINTMENT OF RADHA BASU
PAGE 3 OF 3

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WITHIN THE MEANING OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES
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KNOWN TO SUPPORT.COM AS OF THE DATE OF THIS RELEASE, AND SUPPORT.COM ASSUMES NO
OBLIGATION TO UPDATE ANY SUCH FORWARD-LOOKING STATEMENTS.

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